UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOCORP INC.

(Exact name of registrant as specified in its Charter)

Nevada		61-1804645
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

100.3.037, 129 Offices,

Block J, Jaya One,

No. 72A, Jalan Universiti,

46200 Petaling Jaya

Selangor, Malaysia

+60123838521

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

VCorp Services, LLC

c/o Glocorp Inc.

1645 Village Center Circle, Suite 170

Las Vegas, Nevada 89134

(707) 525-9900

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: from time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Calculation of Registration Fee

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Offering Price	Amount of Registration Fee
common stock, par value $0.001 per share (the “Common Stock”)	300,000	$0.10	30,000	3.02	(3)

(1) This registration statement covers the resale by our selling shareholders of up to 300,000 shares of Common Stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our Common Stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares for the duration of the offering. As of the date of this registration statement, we plan to engage with a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our Common Stock quoted on the OTCQB. However, there can be no assurance that the application for quotation will be approved by FINRA.

(3) Previously paid with the initial filing of this registration statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION ON _______, 2017

GLOCORP INC.

300,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of Common Stock offered through this prospectus. The Common Stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is Common Stock that are shares that have already been issued and are currently outstanding. We will not receive any proceeds from the sale of the Common Stock covered by this prospectus.

Our Common Stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of Common Stock. Common Stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.10 per share for the duration of the offering. As of the date of this registration statement, we plan to engage with a market maker to file an application with FINRA to have our Common Stock quoted on OTCQB Venture Market (the “OTCQB”). However, there can be no assurance that the application for quotation will be approved by FINRA. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

Because we are considered a “Shell” company, shareholders’ shares will have limited transferability under Rule 144(i), see “Risk Factors” beginning on page 3. Public resale of our Common Stocks under Rule 144 is not available without registering the resale with the SEC because we are a shell company, and Rule 144 is not available for the resale of securities initially issued by shell companies. All selling shareholders are underwriters and must sell their respective shares at a fixed price of $0.10 per share for the duration of the offering. There is currently no market for our Common Stock.

PLEASE NOTE THAT THE COMPANY IS CONSIDERED A “SHELL” COMPANY IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED. ACCORDINGLY, THE SECURITIES SOLD IN THIS OFFERING CAN ONLY BE RESOLD THROUGH REGISTRATION UNDER THE SECURITIES ACT OF 1933; SECTION 4(l), IF AVAILABLE, FOR NON-AFFILIATES; OR BY MEETING THE FOLLOWING CONDITIONS OF RULE 144(I):

●	THE ISSUER OF THE SECURITIES THAT WAS FORMERLY A SHELL COMPANY HAS CEASED TO BE A SHELL COMPANY;

●	THE ISSUER OF THE SECURITIES IS SUBJECT TO THE REPORTING REQUIREMENTS OF SECTION 13 OR 15(D) OF THE EXCHANGE ACT;

●	THE ISSUER OF THE SECURITIES HAS FILED ALL REPORTS AND MATERIAL REQUIRED TO BE FILED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS APPLICABLE, DURING THE PRECEDING 12 MONTHS (OR SUCH SHORTER PERIOD THAT THE ISSUER WAS REQUIRED TO FILE SUCH REQUIRED TO FILE SUCH REPORTS AND MATERIALS), OTHER THAN FORM 8-K REPOTRS; AND AT LEAST ONE YEAR HAS ELAPSED FROM THE TIME THAT THE ISSUER FILED CURRENT FORM 10 TYPE INFORMATION WITH THE SEC REFLECTING ITS STATUS AS AN ENTITY THAT IS NOT A SHELL COMPANY.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 3 to read about factors you should consider before buying shares of our Common Stock.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: ________________.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this prospectus, the terms “Glocorp,” “Company,” “we,” “us” and “our”, “our company” refer to Glocorp Inc.

Overview

Incorporated on December 31, 2015 under the laws of the State of Nevada, Glocorp Inc. (“Glocorp”) plans to provide innovative IT solutions in assisting hotels in the Southeast Asia region with their online reservation system. The Company plans to provide hotels with a made-for-hospitality solution that will help the hotels reduce their dependencies on third-party travel sites and attract potential customers to book directly from the hotel website. Company plans to address the growing requirement for hospitality providers to leverage data as one of their most important business assets and enable hotel managers and business analysts to make up-to-the-minute statistically driven decisions and capitalize on revenue opportunities. Company plans to provide an IT solution that would identify industry trends, improve business processes, and uncover risks that might otherwise go unnoticed. The system is expected to remove the hassle of studying paper reports and spreadsheets, many of which contain errors, omissions, or duplicate information and therefore provide misleading information. The system is also expected to help its users to increase their efficiency in analyzing reports and provide the users with a more comprehensive insight to customer behavior at a much lower cost. With the help of Company’s product, clients are expected to learn more about its potential customers, optimize their business operations and improve their customer service. We have not generated any revenues to date and there can be no assurances that we will ever generate any revenue. We do not currently engage in any business activities that provide cash flow. Our cash at hand is limited to the investments we raised during our initial round of financing as well as an initial contribution from our president, less our expenses to date. Despite of our business plan, we also do not have any commitment for any financing and cannot provide assurance that we will be able to implement our business plan.

In February 2016, we completed a Regulation S offering in which we sold 100,000,000 shares of Common Stock to thirty (30) investors, at a purchase price of $0.0001 per share for an aggregate offering price of $10,000.

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Where You Can Find Us

The Company’s principal executive office and mailing address is 100.3.037, 129 Offices, Block J, Jaya One, No. 72A, Jalan Universiti, 46200 Petaling Jaya, Selangor, Malaysia. Our telephone number is +60123838521.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related MD&A;

●	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

●	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

●	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

The Offering

Common stock offered by selling security holders	300,000 shares of Common Stock. This number represents 0.29% of our current outstanding Common Stock.
Common stock outstanding before the offering	105,000,000 shares of Common Stock.

Common stock outstanding after the offering	105,000,000 shares of Common Stock.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus. The selling security holders will sell at a fixed price of $0.10 per share for the duration of the offering.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act (iii) or we decide at any time to terminate the registration of the shares at our sole discretion.

Trading Market	There is currently no trading market for our Common Stock. We plan to apply for quotation on OTCQB. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds	We are not selling any shares of the Common Stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of Common Stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 3.

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RISK FACTORS

The shares of our Common Stock being offered for sale are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the Common Stock. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this registration statement. Before purchasing any of the shares of Common Stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock.

Risks Related to Our Business

LIMITED OPERATING HISTORY

Glocorp Inc. was incorporated under the laws of the State of Nevada on December 31, 2015. As of the date of this registration statement, we have had limited operations upon which an evaluation of our company and its prospects could be based. There can be no assurance that our management will be successful in completing our business development plans, implementing the corporate infrastructure to support operations at the levels called for by our business plan, devise a marketing plan to successfully reach hotels and other hospitality providers that will purchase our made-for-hospitality solution, or that our company will generate sufficient revenues to meet our expenses or to achieve or maintain profitability.

SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN

We have not established a source of recurring revenue had an accumulated deficit at December 31, 2016 and negative net cash flows from operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

We are attempting to generate sufficient revenue; however, our cash position may not be sufficient to support our daily operations. While we believe in the viability of our strategy to generate sufficient revenues and in our ability to raise additional funds, there can be no assurances to that effect. The ability of our company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, generate sufficient revenue and in its ability to raise additional funds.

OUR STATUS AS A “SHELL” COMPANY

The SEC adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. As we have limited assets and no revenues, we are considered to be a shell company. As a shell company, our shares of Common Stock cannot be resold under Rule 144 of the Securities Act of 1933. Our shares would only be able to be resold through a registration statement declared effective by the SEC or by meeting the following conditions of Rule 144(i):

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Shell companies are prohibited from using a Form S-8 registration statement pursuant to employee compensation plans. Additionally, shell companies are required to provide more detailed disclosure on a Form 8-K upon completion of a transaction that causes it to cease being a shell company. If an acquisition is undertaken (of which we have no current intention of doing), we must file a current report on Form 8-K containing the information required pursuant to Regulation S-K within four business days following completion of the transaction together with financial information of the acquired entity. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.

Our status as a shell company may also impede our ability to raise additional capital to fund our operations from unregistered offerings due to restriction on transferability. There can be no assurance at this point that we will be able to raise additional capital.

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ACCESS TO INFORMATION REGARDING OUR BUSINESS BECAUSE WE ARE A LIMITED REPORTING COMPANY EXEMPT FROM MANY REGULATORY REQUIREMENTS AND OUR OBLIGATIONS TO FILE PERIODIC REPORTS WITH THE SEC COULD BE AUTOMATICALLY SUSPENDED UNDER CERTAIN CIRCUMSTANCES.

The Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year. We currently have fewer than 300 shareholders and if we continue to have fewer than 300 shareholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10Q and 10K filings, with the SEC subsequent to the Form 10K required for the fiscal year in which our registration statement is effective. Further, disclosures in our Form 10K that we will be required to file for the fiscal year in which our registration statement is effective, is less extensive than the disclosures required of fully reporting companies. Specifically, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively. If the reports are not filed or are less extensive than those required of fully reporting companies, the investors will have reduced visibility as to the Company and its financial condition.

In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements, and our Common Stock will not be subject to the protection of the ongoing private regulations. Additionally, the Company will be subject to only limited portions of the tender offer rules, and our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company, and will not be subject to the short-swing profit recovery provisions of the Exchange Act. Further, more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. This means that your access to information regarding our business will be limited.

CONFLICTS OF INTERESTS MAY ARISE FROM OTHER BUSINESS ACTIVITIES OF OUR OFFICERS AND DIRECTORS.

Mr. Wendel Del Rosario Santos is currently the President and Chief Executive Officer of Glocorp IT Solutions Inc. Mr. Franz Elioe Narcis is currently the Director of Marketify Consulting Sdn Bhd. Mr. Santo and Mr. Narcis plan to devote 16hours, respectively, to the operation of our company.  Mr. Low Koon Poh is currently involved in other business activities, including as the President of KL Management Services and IPO Partners Limited. Mr. Chan Foo Weng is currently the Director of IPO Partners Limited. Mr. Low and Mr. Chan are also directors of Mon Space Net Inc, a company listed on the OTCQB Venture Markets All of our officers and directors may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, they may face a conflict in selecting between our company and their other business interests. We have not formulated a policy for the resolution of such conflicts. Their inability to commit full-time to our company may have a material adverse effect on the result of our operation.

DECLINES OR DISRUPTIONS IN THE TRAVEL INDUSTRY

Our financial results and prospects are significantly dependent upon the sale of travel services. However, sales of travel services tend to decline during general economic downturns and recessions when consumers engage in less discretionary spending, are concerned about unemployment or inflation, have reduced access to credit or experience other concerns or effects that reduce their ability or willingness to travel. The uncertainty of macro-economic factors and their impact on consumer behavior, which may differ across regions, makes it more difficult to forecast industry and consumer trends and the timing and degree of their impact on our markets and business, which in turn could adversely affect our ability to effectively manage our business and adversely affect our results of operations.

In addition, other unforeseen events beyond our control, such as oil prices, terrorist attacks, unusual or extreme weather or natural disasters such as earthquakes, hurricanes, tsunamis, floods, droughts and volcanic eruptions, travel-related health concerns including pandemics and epidemics such as Ebola, Zika, Influenza H1N1, avian bird flu, SARS and MERS, political instability, regional hostilities, imposition of taxes or surcharges by regulatory authorities or travel-related accidents, can disrupt travel or otherwise result in declines in travel demand. Because these events or concerns are largely unpredictable, they can dramatically and suddenly affect travel behavior by consumers, and therefore demand for our services, which can adversely affect our business and results of operations. Future terrorist attacks, natural disasters, health concerns or civil or political unrest could further disrupt our business and operations and adversely affect our results of operations.

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FLUCTUATIONS IN CURRENCY EXCHANGE RATES

We conduct a substantial majority of our business outside the United States but we report our results in U.S. Dollars. As a result, we face exposure to adverse movements in currency exchange rates as the financial results of our international businesses are translated from local currency into U.S. Dollars. Significant fluctuations in currency exchange rates can affect consumer travel behavior. Additionally, foreign exchange rate fluctuations on transactions denominated in currencies other than the functional currency could result in gains and losses that are reflected in our financial results. Volatility in foreign exchange rates and its impact on consumer behavior, which may differ across regions, makes it more difficult to forecast industry and consumer trends and the timing and degree of their impact on our markets and business, which in turn could adversely affect our ability to effectively manage our business and adversely affect our results of operations.

RELIANCE ON THE PERFORMANCE OF HIGHLY SKILLED PERSONNEL

Our performance is largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Competition for well-qualified employees in all aspects of our business, including software engineers, mobile communication talent and other technology professionals, is intense in Southeast Asia. Our ability to compete effectively depends on our ability to attract new employees and to retain and motivate employees. If we do not succeed in attracting well-qualified employees or retaining and motivating these employees, our business, competitive position and results of operations would be adversely affected.

SIGNIFICANT ADVERSE IMPACT TO OUR CAPITAL RESERVE OF ANY LIABLE UNINSURED CLAIM

We may not have sufficient insurance to cover potential risks and liabilities, including, but not limited to, injuries or economic losses arising out of or relating to our omission or errors in providing our services. Even if we decide to obtain additional insurance coverage in the future, it is possible that: (1) we may not be able to get enough insurance to meet our needs; (2) we may have to pay very high premiums for the additional coverage; (3) we may not be able to acquire any insurance for certain types of business risk; or (4) we may have gaps in coverage for certain risks. We may be exposed to potential uninsured claims for which we could have to expend significant amounts of capital. Consequently, if we were found liable for a significant uninsured claim in the future, we may be forced to expend a significant amount of our capital to resolve the uninsured claim.

RAPID TECHNOLOGICAL CHANGES.

The markets in which we compete are characterized by rapidly changing technology, evolving industry standards, consolidation, frequent new service announcements, introductions and enhancements and changing consumer demands. We may not be able to keep up with these rapid changes. In addition, these market characteristics are heightened by the progress of technology adoption in various markets, including the continuing adoption of the Internet and online commerce in certain geographies and the emergence and growth of the use of smart phones and tablets for mobile e-commerce transactions, including through the increasing use of mobile apps. As a result, our future success will depend on our ability to adapt to rapidly changing technologies, to adapt our services to evolving industry standards and to continually innovate and improve the performance, features and reliability of our services in response to competitive service offerings and the evolving demands of the marketplace. Any failure to implement or adapt to new technologies in a timely manner or at all could adversely affect our ability to compete, increase our customer acquisition costs or otherwise adversely affect our business, and therefore adversely affect our brand, market share and results of operations.

INTERRUPTION IN THE FUNCTIONING OF OUR NETWORK OR SERVICES

We conduct all of our transactions through our website, and the proper functioning of our website is essential to our business.  Our website is subject to unanticipated interruptions through failures of our software or network or virus attacks.  The satisfactory performance, reliability, and availability of our website, our transaction-processing systems, and our network infrastructure are critical to our success and our ability to attract and retain customers.  Any system interruptions caused by telecommunications failures, computer viruses, hacking or other attempts to harm our systems that result in the unavailability or slowdown of our website or reduced order fulfillment performance would reduce the volume of products  and services sold and the attractiveness of offerings at our website.  Our servers may also be vulnerable to computer viruses, physical or electronic break-ins, and similar disruptions, which could lead to interruptions, delays, loss of data, or the inability to accept and fulfill customer orders.  We may also experience interruptions caused by reasons beyond our control.  There can be no assurance that such unexpected interruptions will not happen and occurrences could damage our reputation and result in a material decrease in our revenues.

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DEPENDENCE ON KEY PERSONNEL

The Company will be dependent on its key executives and directors for the foreseeable future. The loss of the services from our officers could have a material adverse effect on the operations and prospects of the Company. Our officers are expected to handle all marketing and sales efforts and manage the operations in the early stage. Their responsibilities include developing and maintaining the customer base for our website, launching our website, and formulating marketing materials to be used as part of ongoing marketing efforts designed to build customer demand for the Company’s products and services. Another seasoned business manager with an interest and skills in the E-commerce industry would be needed to run the Company if the current officers are no longer available. At this time, the Company does not have an employment agreement or a director’s agreement with Mr. Santos, Mr. Narcis, Mr. Teh, Mr. Low or Mr. Chan, though the Company may enter into such an agreement with them on terms and conditions usual and customary for its industry. The Company does not currently have “key man” life insurance on the officers.

INTENSE COMPETITION

We compete with both online and traditional travel reservation and related services. The market for the services we offer in Southeast Asia is intensely competitive, and current and new competitors can launch new services at a relatively low cost. Some of our current and potential competitors, such as Fastbooking, DirectwithHotels, Siteminders and Travelclicks, have access to significantly greater and more diversified resources than we do, and they may be able to leverage other aspects of their businesses (e.g., search or mobile device businesses) to enable them to compete more effectively with us. To the extent that these competitors are much more established in the market than we currently are, our business and results of operations could be adversely affected due to the intense competition.

NEED FOR FINANCING

We largely depend on additional capital to implement our business plan and support our operations. Currently, we have no established bank-financing arrangements. Therefore, it is likely we will need to seek additional financing through future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners. We have no current plans for additional financing.

We cannot assure you that we will be able to raise the working capital as needed on terms acceptable to us, if at all. The sale of additional equity securities will result in dilution to our shareholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations.

If we are unable to raise capital as needed, we are required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you will lose all your investment.

ADVERSE EFFECT TO YOUR INTEREST UPON ADDITIONAL FINANCING

If we raise additional capital subsequent to this offering through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our Common Stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

SIGNIFICANT ADVERSE IMPACT TO OUR CAPITAL RESERVE OF ANY LIABLE UNINSURED CLAIM

We may not have sufficient insurance to cover potential risks and liabilities, including, but not limited to, injuries or economic losses arising out of or relating to our omission or errors in providing our services. Even if we decide to obtain additional insurance coverage in the future, it is possible that: (1) we may not be able to get enough insurance to meet our needs; (2) we may have to pay very high premiums for the additional coverage; (3) we may not be able to acquire any insurance for certain types of business risk; or (4) we may have gaps in coverage for certain risks. We may be exposed to potential uninsured claims for which we could have to expend significant amounts of capital. Consequently, if we were found liable for a significant uninsured claim in the future, we may be forced to expend a significant amount of our capital to resolve the uninsured claim.

INDEMNIFICATION AND LIMITATION OF LIABILITY

Our Articles of Incorporation and By-Laws include provisions that eliminate the personal liability of the directors of our company for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law. These provisions eliminate the liability of directors to the Company and its shareholders for monetary damages arising out of any violation of a director of her fiduciary duty of due care. Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

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DIFFICULTY TO ENFORCE WITHIN THE UNITED STATES ANY JUDGMENTS OBTAINED AGAINST US OR OUR DIRECTOR OR OFFICER.

All of our directors and officers reside in the Philippines or Malaysia. Consequently, it may be difficult for United States investors to affect service of process within the United States upon our officers and directors, or to realize in the United States upon judgments of United States courts predicated upon civil liabilities under U.S. Federal Securities Laws. A judgment of a U.S. court predicated solely upon such civil liabilities may not be enforceable by a foreign court if the U.S. court in which the judgment was obtained did not have jurisdiction, as determined by the foreign court, in the matter. There is substantial doubt whether an original action could be brought successfully in the Philippines or Malaysia against any of our directors and officers or substantial portion of the capital we have raised from the sale of Common Stock predicated solely upon such civil liabilities. You may not be able to recover damages as compensation for a decline in your investment.

WE ANTICIPATE THAT WE WILL BE ABLE TO CONDUCT OUR PLANNED OPERATIONS USING OUR CURRENTLY AVAILABLE CAPITAL RESOURCES FOR THE NEXT TWO MONTHS AND WE MAY NEED TO RAISE ADDITIONAL CAPITAL TO FUND OUR OPERATIONS AFTERWARDS.

We expect that our currently available capital resources could sustain our operations for the next two (2) months. If adequate additional financing is not available on reasonable terms after two (2) months, we may not be able to continue to develop and expand our services, which may as a result impact our cash flow and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

We believe we will need to raise an additional capital of $300,000 to fund the business activities for the next 12 months. In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the development of competitive projects undertaken by our competition; and (iii) the level of our investment in development. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we cannot obtain additional funding, we may be required to: (i) limit our operation and expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the Common Stock offered hereof. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

DISRUPTIONS IN THE NATIONAL AND GLOBAL ECONOMIES

Disruptions in the Southeast Asia regional and global economies may result in high unemployment rates and declines in consumer confidence and spending. If such conditions occur, they may result in significant declines in the retail industry, which could directly affect the demand of our products. There can be no assurance that government responses to the disruptions will be able to restore investor confidence. Disruptions in the national and global economies therefore may adversely impact our revenues, results of operations, business and financial condition.

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Risks Related to Our Common Stock

RESTRICTED SECURITIES; LIMITED TRANSFERABILITY

The securities should be considered a long-term, illiquid investment. Our securities have not been registered under the Securities Act, and cannot be sold without registration under the Securities Act or any exemption from registration. In addition, the securities are not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for our securities, a shareholder will likely be unable to liquidate an investment even though other personal financial circumstances would dictate such liquidation.

NO PUBLIC TRADING MARKET

There is no established public trading marketing for our Common Stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

NOT LIKELY TO PAY DIVIDENDS

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any dividends in the foreseeable future, but will review this policy as circumstances dictate.

MAY BE SUBJECT NOW AND IN THE FUTURE TO THE SEC’S “PENNY STOCK” RULES

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction; the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

COSTS TO COMPLY WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including but not limited to requirements under the Sarbanes-Oxley Act of 2002. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

MANAGEMENT’S LACK OF PUBLIC COMPANY EXPERIENCE

Our management lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our management has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

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OUR STATUS AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT OF 2012

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our reports are not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statements that are not purely historical and that are “forward-looking statements.” The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions. Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the selling security holders. All of the net proceeds from the sale of our Common Stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.” We have agreed to bear the expenses relating to the registration of the Common Stock for the selling security holders.

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DETERMINATION OF OFFERING PRICE

Since our Common Stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of Common Stock was estimated by the Company, based upon the price of the Common Stock that was sold to our security holders pursuant to an exemption under Section 4(2) and/or Regulation S promulgated under the Securities Act.

The offering price of the shares of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our Common Stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our Common Stock. As of the date of this registration statement, we plan to engage with a market maker to file an application with FINRA to have our Common Stock quoted on the OTCQB. However, there can be no assurance that the application for quotation will be approved by FINRA.

In addition, there is no assurance that our Common Stock will trade at market prices in excess of the initial offering price as prices for the Common Stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

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The offering price of the shares of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our Common Stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our Common Stock. As of the date of this registration statement, we plan to engage with a market maker to file an application with FINRA to have our Common Stock quoted on the OTCQB. However, there can be no assurance that the application for quotation will be approved by FINRA.

In addition, there is no assurance that our Common Stock will trade at market prices in excess of the initial offering price as prices for the Common Stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The Common Stock to be sold by the selling stockholders provide in the “Selling Security Holders” section is Common Stock that is currently issued. Accordingly, there will be no dilution to our existing stockholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of Common Stock. We anticipate applying for quoting of our Common Stock on the OTCQB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of Common Stock will be quoted on the OTCQB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had thirty (30) holders of our Common Stock.

Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

DESCRIPTION OF BUSINESS

Overview

Incorporated on December 31, 2015 under the laws of the State of Nevada, Glocorp Inc. (“Glocorp”) plans to provide innovative IT solutions in assisting hotels in the Southeast Asia region with their online reservation system. We plan to provide hotels with a made-for-hospitality solution that will help the hotels reduce their dependencies on third-party travel sites and attract potential customers to book directly from the hotel website. We plan to address the growing requirement for hospitality providers to leverage data as one of their most important business assets and enable hotel managers and business analysts to make up-to-the-minute statistically driven decisions and capitalize on revenue opportunities. We plan to provide an IT solution that would identify industry trends, improve business processes, and uncover risks that might otherwise go unnoticed. The system is expected to remove the hassle of studying paper reports and spreadsheets, many of which contain errors, omissions, or duplicate information and therefore provide misleading information. The system is also expected to help its users to increase their efficiency in analyzing reports and provide the users with a more comprehensive insight to customer behavior at a much lower cost. With the help of our product, clients are expected to learn more about its potential customers, optimize their business operations and improve their customer service. We have not generated any revenues to date and there can be no assurances that we will ever generate any revenue. We do not currently engage in any business activities that provide cash flow. Our cash at hand is limited to the investments we raised during our initial round of financing as well as an initial contribution from our president, less our expenses to date. Despite of our business plan, we also do not have any commitment for any financing and cannot provide assurance that we will be able to implement our business plan.

In February 2016, we completed a Regulation S offering in which we sold 100,000,000 shares of Common Stock to thirty (30) investors, at a purchase price of $0.0001 per share for an aggregate offering price of $10,000.

Product – Hotel Reservation System

We plan to provide hotels in Southeast Asia (“SEA”), particularly in Malaysia, Singapore and the Philippines, with a one-stop IT solution that could help them attract more customers directly to their website, as well as a tool to study customer behaviors to improve their business operations. Our system will help connect consumers wishing to make travel reservations with hotels directly in the SEA. Once reservations are made, our system is expected to help the hotels to manage the reservation until customers complete their stay at the hotel, process payments both online or offline and generate reports that could help business analysts to study the behavior and patterns of the customers visiting the hotels. We generate our revenue by charging each hotel a fixed monthly fee for the use of our systems. We believe that by offering our clients a fixed fee structure, the hotels could reduce their operation cost and maximize their profitability.

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Competition

We compete against both local and global hotel reservation companies. We believe that our major competitors within the SEA include, among others, Fastbooking, Directwithhotels, Siteminder and Travelclicks.

While the industry is intently competitive, we believe that our product will have an advantage over others for a number of reasons. First, because we only target the hotels within the SEA, a region that we understand the culture and have the local know-how, we can provide tailored local services and personalized relationship with each of our clients. The competitors with international presence do not necessarily have the best local presence, as their support teams are connected through helpdesks and call centers. We, however, plan to have physical offices in the areas where we plan to serve our hotel clients and therefore could offer local customer care service. Second, because we have local customer service teams in areas we plan to establish our presence, we can offer immediate response to address issues raised by our client. Third, as additional features for using our product, we plan to offer complementary marketing services to our clients through social media, our website and other offline channels.

Our system is presently disadvantaged by its limited history in the marketplace and our need to recruit experienced salesforce to generate awareness and subscription of our product.

Marketing and Promotion

Offline Marketing Activities.     We plan to hire a sales force on the ground stationed in various cities throughout the SEA. We rely the sales teams to reach out to our potential clients through cold phone calls or personal meetings. The sales force receive commission for successful generation of product subscription. In addition, we leverage their presence in local cities to promote and raise awareness of our products.

Online Marketing Activities.     To further promote our brand, we also take advantage of the Internet and various mobile social network applications, such as Facebook and Twitter, through which we introduce basic products and services information, market research and updates to our clients.

Once we begin to have clients, we expect that new clients will come to us through referrals from existing clients and we believe word-of-mouth is an especially effective marketing tool for IT product, as our product mainly relies on user experience. We intend to engage in regional marketing initiatives to further raise our brand awareness while continuing to improve client satisfaction to strengthen our word-of-mouth referrals. We also encourage our employees to introduce or recommend new clients to us by providing incentive bonus.

Employees

We presently have no employees apart from our officers and directors.

Seasonality

While there are certain holidays that our client hotels may experience high demand for reservations, we expect that they will use our system year-round once the system is installed and therefore we do not expect to have a seasonal business cycle.

Environmental Matters

Our business currently does not implicate any environmental regulation.

Intellectual Property

We do not hold any patents, trademarks or other registered intellectual property on products relating to our business. However, in addition to our domain name, from time to time, we may apply for patents, trademarks or other registered intellectual property essential to the protection of our brand and success of our business.

Domain Names

As of the date of this prospectus, we plan to register or acquire a domain that would be suitable for our business and easy for our potential members to remember.

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DESCRIPTION OF PROPERTY

The Company’s principal executive office and mailing address is 100.3.037, 129 Offices, Block J, Jaya One, No. 72A, Jalan Universiti, 46200 Petaling Jaya, Selangor, Malaysia. Our telephone number is 60123838521. As we are not generating any revenue at this time to justify a separate corporate office, the office space of our principal executive office is provided by our President at no cost. Once our business grows and generates sufficient revenue, we will look for a more suitable office space in a separate corporate office.

LEGAL PROCEEDINGS

Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, as of the date of this registration statement, we are currently not involved with any such legal proceedings or claims.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Business Overview

Incorporated on December 31, 2015 under the laws of the State of Nevada, Glocorp Inc. (“Glocorp”) plans to provide innovative IT solutions in assisting hotels in the Southeast Asia region with their online reservation system. We plan to provide hotels with a made-for-hospitality solution that will help the hotels reduce their dependencies on third-party travel sites and attract potential customers to book directly from the hotel website. We plan to address the growing requirement for hospitality providers to leverage data as one of their most important business assets and enable hotel managers and business analysts to make up-to-the-minute statistically driven decisions and capitalize on revenue opportunities. We plan to provide an IT solution that would identify industry trends, improve business processes, and uncover risks that might otherwise go unnoticed. The system is expected to remove the hassle of studying paper reports and spreadsheets, many of which contain errors, omissions, or duplicate information and therefore provide misleading information. The system is also expected to help its users to increase their efficiency in analyzing reports and provide the users with a more comprehensive insight to customer behavior at a much lower cost. With the help of our product, clients are expected to learn more about its potential customers, optimize their business operations and improve their customer service. We have not generated any revenues to date and there can be no assurances that we will ever generate any revenue. We do not currently engage in any business activities that provide cash flow. Our cash at hand is limited to the investments we raised during our initial round of financing as well as an initial contribution from our president, less our expenses to date. Despite of our business plan, we also do not have any commitment for any financing and cannot provide assurance that we will be able to implement our business plan.

Plan of Operations

During second quarter of 2017, we have done extensive site visits of locations for our office set up to ensure the office is able to serve our business expansion requirement for the next 3 to 5 years. Further, we have conducted numerous interviews for some key positions but we have yet to find suitable candidates. As a result, we have postponed our original timeline by 3 months.

For the third quarter of 2017, we shall initiate the setting up of offices in the Philippines, and hire sales and IT staff. Once that is secured, we shall start our sales team to sell our primary solution to local Philippines hotels, which is the online reservation systems. We expect that we will need $120,000 in cash to fully execute our plan.

In the fourth quarter of 2017, we shall open up our sales team, and start securing hotel clients from Malaysia. Further, we shall be developing new products such as analytics, business intelligence and marketing services for our hotel clients. Such products can be fully developed within the same quarter. We expect that we will need $60,000 in cash to fully execute our plan.

In the first quarter of 2018, we shall be focusing on sales in both countries. Product focus shall be securing new hotels for our online reservation system, and to upsell the existing hotel clients with analytics, business intelligence and marketing services. We expect that we will need $60,000 in cash to fully execute our plan.

In the second quarter of 2018, we shall expand our reach of hotel clients to Indonesia, mainly Bali. We may not be setting up a physical office within this quarter but we shall be supporting these hotels remotely from Malaysia.  We expect that we will need $60,000 in cash to fully execute our plan.

We expect that our currently available capital resources could sustain our operations for the next two (2) months. If adequate additional financing is not available on reasonable terms after two (2) months, we may not be able to continue to develop and expand our services, which may as a result impact our cash flow and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

We expect we will require additional capital of $300,000 to fund the business activities for the next 12 months. In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the development of competitive projects undertaken by our competition; and (iii) the level of our investment in development. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

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Critical Accounting Policies and Estimates

While our significant accounting policies are more fully described in Note 1 to our financial statements, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) or other standard setting bodies that are adopted by our company as of the specified effective date. Unless otherwise discussed, we believe that recently issued accounting pronouncements adopted do not have a material impact on its financial position or results of operations.

Results of Operations

Comparison for the fiscal years ended December 31, 2016 and 2015

We did not generate any revenue for the fiscal year ended December 31, 2016 and 2015. We incurred operating expenses, all of which consists of general and administrative expenses, of $19,490 and $5,000 for the fiscal years ended December 31, 2016 and 2015, respectively. As a result, we had a net loss of $19,490 and $5,000 for the fiscal year ended December 31, 2016 and 2015, respectively.

Comparison for the three months ended March 31, 207 and 2016

We did not generate any revenue for the three months ended March 31, 2017 and 2016. We incurred operating expenses, all of which consists of general and administrative expenses, of $3,326 and $12,990 for the three months ended March 31, 2017 and 2016, respectively. As a result, we had a net loss of $3,326 and $12,990 for the three months ended March 31, 2017 and 2016, respectively.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should our company be unable to continue as a going concern.

Liquidity and Capital Resources

Fiscal Year Ended December 31, 2016

As of December 31, 2016, we had total assets of $0. We had $3,000 in total liabilities as of December 31, 2016. Thus, we had stockholders’ deficit of $3,000 as of December 31, 2016. Our cash and cash equivalents as of December 31, 2016 were $0.

Operating activities used $16,490 in cash for the fiscal year ended December 31, 2016.

Financing activities during the fiscal year ended December 31, 2016 provided $16,490, which consisted solely of proceeds from Regulation S offering of Common Stock.

Comparison for the three months ended March 31, 207 and 2016

As of March 31, 2017 and 2016, we had total assets of $5,143 and $0 respectively. We had $0 and $0 in total liabilities as of March 31, 2017 and 2016 respectively. Thus, we had stockholders’ deficit of $5,143 and $0 as of March 31, 2017 and 2016 respectively. Our cash and cash equivalents as of March 31, 2017 were $5,143.

We have nominal assets and have generated no revenues since inception. We currently have no material commitments for capital expenditures. We may be required to raise additional funds, particularly if we are unable to continue generating positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our available cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. In addition, our company may, from time to time, receive continued funding and capital resources from related parties. However, as of the date of this registration statement, such related parties do not have any existing obligation to advance funds or working capital to support our business, nor can our company rely on any advance funds from such related parties. Other than working capital, we presently have no other alternative source of working capital. We may not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We may need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We do not anticipate we will be profitable in 2017. Therefore, our future operations may be dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our Common Stock. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations.

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We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Going Concern

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should our company be unable to continue as a going concern.

As reflected in the financial statements, we had no sources of recurring revenues, an accumulated deficit, net loss and net cash used in operating activities for the reporting periods ended December 31, 2016 and 2015. These factors raise substantial doubt from our auditor about our ability to continue as a going concern. Our continued existence is dependent upon our ability to continue to execute our operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to our company.

We are attempting to generate sufficient revenue; however, our cash position may not be sufficient to support our daily operations. While we believe in the viability of our strategy to generate sufficient revenues and in our ability to raise additional funds, there can be no assurances to that effect. The ability of our company to continue as a going concern is dependent upon our ability to further implement our business plan, generate sufficient revenue and in our ability to raise additional funds.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

We do not have any contractual obligations at this time.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of officers and directors as of December 31, 2016. Our executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or a successor is elected and qualified.

Name	Age	Position
Wendel Del Rosario Santos	37	President, Chief Executive Officer and Director
Franz Elioe Narcis	30	Chief Financial Officer and Director
Hang Chuan Teh	32	Chief Operating Officer
Low Koon Poh	45	Director
Chan Foo Weng	52	Director

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Wendel Del Rosario Santos – President, Chief Executive Officer and Director

Mr. Santos has been our President, Chief Executive Officer and Director since the incorporation of our company. He has also been the President and Chief Executive Officer of Glocorp IT Solutions Inc in the Philippines since December 11, 2007, providing web hosting and other web services within the Philippines. With the creation of its product under the name of “Atlantis”, the company is a pioneer in the online reservation management systems in the hotel industry in Southeast Asia. Operating first in the Philippines and has since captured 8% of the market share, the business grew quickly through and has recently expanded to Malaysia & Singapore.

Mr. Santos holds a Bachelor’s Degree in Computer Engineering from Don Bosco Technical School in the Philippines.

15

Franz Elioe Narcis – Chief Financial Officer  and Director

Mr. Narcis has been our Director since inception and Chief Financial Officer since May 4, 2017. Mr. Narcis has also been the director of Marketify Consulting Sdn Bhd, a digital consulting company since January 2013. Helping clients develop and execute digital strategies for many brands and products, Mr. Narcis oversees Marketify’s operations and lead consultant for all projects. From September 2010 to January 2013, Mr. Narcis worked as a Product Manager for IPGA Ltd, an Australian-based company which owns property portals across Asia for 3 years.  Mr. Narcis was in charge of company’s advertising products and brand outreach towards property developers, real estate brokers and buyers.

Mr. Narcis holds a Diploma Certificate in Culinary Arts from KDU College in Malaysia.

Low Koon Poh - Director

Mr. Low has been our Director since inception and was our Chief Financial Officer from inception to May 4, 2017. Since December 31, 2015, Mr. Low has also been the Director of Mon Space Net Inc., a creator of an online business to business marketplace, and was the CEO, CFO, Treasurer and Secretary of the same company from December 31, 2015 to June 1, 2016. Mr. Low’s duty as the Director primarily involves providing advice on the organization and maintenance of corporate governance. Since June 2015, Mr. Low has served as President, Secretary, Treasurer, CFO and Director of NextGlass Technologies Corporation, which is primarily an electronic company specializing in smart glass technology. His role mainly involves ensuring the company’s compliance with the necessary regulatory and internal control procedures.

Since January 2009, Mr. Low has managed his own accounting services practice and has been the President of KL Management Services in Petaling Jaya, Malaysia. Mr. Low has also been the President of IPO Partners Limited, a corporate advisory firm since April 2015. Mr. Low has worked on corporate projects involving mergers and acquisitions, initial public offerings, corporate restructuring, reverse mergers in Malaysia, Singapore and Taiwan.

Prior to his position at KL Management Service, Mr. Low worked as auditor for an international audit firm, an accountant for a Japanese MNC, plus a couple of years as Financial Controller for two public listed companies in Malaysia. Mr. Low has 22 years of combined experience in corporate finance, auditing and accounting in various industries such as construction, plantation, hotels, property, manufacturing, marketing and many more.

Mr. Low is a Fellow member of the Association of Chartered Certified Accountants (ACCA) and a Practicing Chartered Accountant under Malaysian Institute of Accountants (MIA).

Chan Foo Weng, Director

Mr. Chan has been our Director since the beginning. Mr. Chan has also been the Managing Director of IPO Partners Limited since April 2015, leveraging his extensive background in finance, operations & marketing from various industries and helping companies go public at different stock exchanges worldwide. Prior to that, He was the director of Moxian Malaysia Sdn Bhd. From January 2011 to February 2013, Mr. Chan was the CEO of MX International Sdn Bhd. With vast working experience, Chan Foo Weng had also held top positions in several highly-acclaimed companies such as Thrifty Payless Incorporated (US), Berjaya Cosway and Diners Club International.

Mr. Chan holds a degree in Management from Southern Illinois University, USA and has over 25 years of experience in corporate management.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

Except for Mr. Low and Mr. Chan, who each received 2,500,000 shares of our Common Stock, valued at $0.001 per share, for founding our company, our directors and executive officers have not received any compensation for services rendered to us, and are not accruing any compensation pursuant to any agreement with us.

We do not expect to pay any compensation to our directors and executive officers until sufficient and sustainable revenues and profits are realized.

No retirement, pension, profit sharing, insurance programs, long-term incentive plans or other similar programs have been adopted by us for the benefit of our employees. We had no outstanding equity awards as of the date of this registration statement.

16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of Common Stock as of July 7, 2017 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Wendel Del Rosario Santos, President, Chief Executive Officer and Director	25,000,000	23.81%

Franz Elioe Narcis, Chief Financial Officer and Director	26,900,000	25.62%

Low Koon Poh, Director	7,000,000	6.67%

Chan Foo Weng, Director	8,650,000	8.24%

All Executive Officers and Directors as a group (4 people)	67,550,000	64.33%

5% Shareholders:
Rossetta Llamas	12,500,000	11.90%
Michael Santos	12,500,000	11.90%

(1)	Based on 105,000,000 shares of Common Stock outstanding as of July 7, 2017.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Mr. Low Koon Poh took the initiative in helping to form and organize the business of the Company. The Company, as a result, issued 2,500,000 shares of founder’s shares, valued at $0.001 per share, to Mr. Low for his services rendered to form our company. Mr. Low may be deemed as a promoter of the Company.

Mr. Chan Foo Weng took the initiative in helping to form and organize the business of the Company. The Company, as a result, issued 2,500,000 shares of founder’s shares, valued at $0.001 per share, to Mr. Chan for his services rendered to form our company. Mr. Chan may be deemed as a promoter of the Company.

SELLING SECURITY HOLDERS

The Common Stock being offered for resale by the selling security holders consist of 300,000 shares of our Common Stock held by 30 shareholders, who purchased the Common Stock pursuant to the Regulation S offering closed in February 2016 at an offering price of $0.001 per share.

The following table sets forth information with respect to the maximum number of shares of Common Stock beneficially owned by the selling shareholders named below and as adjusted to give effect to the sale of the shares offered hereby. The table lists the number of shares of Common Stock beneficially owned by each selling shareholder as of the date of this prospectus, the shares of Common Stock covered by this prospectus that may be disposed of by each of the selling shareholders, and the number of shares that will be beneficially owned by the selling shareholders assuming all of the shares covered by this prospectus are sold.

The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the Common Stock being registered. The selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling shareholders.

17

Name	Shares Beneficially Owned Prior to Offering	Percent Beneficially Owned Prior to Offering (1)	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering(1)
Low Koon Poh	7,000,000	6.67%	10,000	6,990,000	6.66%
Willy Chan Foo Weng	8,650,000	8.24%	10,000	8,640,000	8.23%
Chee Yoke Kuan	1,500,000	1.43%	10,000	1,490,000	1.42%
Low Koon Siew	500,000	0.48%	10,000	490,000	0.47%
Quah Chin Hong	500,000	0.48%	10,000	490,000	0.47%
Aaron Wu	300,000	0.29%	10,000	290,000	0.28%
Chang Ka Onn	600,000	0.57%	10,000	590,000	0.56%
Moo Fung Lin	600,000	0.5%	10,000	590,000	0.56%
Norazlina Yaakop	500,000	0.48%	10,000	490,000	0.47%
Mah Kam Siew	1,000,000	0.95%	10,000	990,000	0.94%
Lim Soo Wei	2,000,000	1.90%	10,000	1,990,000	1.90%
Justin Chan Ken Wah	500,000	0.48%	10,000	490,000	0.47%
Chan Ken Loong	500,000	0.48%	10,000	490,000	0.47%
Chan Foo San	450,000	0.43%	10,000	440,000	0.42%
Chin Siew Sze	100,000	0.10%	10,000	90,000	0.09%
Chew Wei Kiat	100,000	0.10%	10,000	90,000	0.09%
Lai Pei Yook	50,000	0.05%	10,000	40,000	0.04%
Lai Pei Yun	150,000	0.14%	10,000	140,000	0.13%
Wendel Del Rosario Santos	25,000,000	23.81%	10,000	24,990,000	23.80%
Rossetta Llamas	12,500,000	11.90%	10,000	12,490,000	11.90%
Michael Santos	12,500,000	11.90%	10,000	12,490,000	11.90%
Franz Elioe Narcis	26,900,000	25.62%	10,000	26,890,000	25.61%
Teh Hang Chuan	1,000,000	0.95%	10,000	990,000	0.94%
Khor Bee Hoon	300,000	0.29%	10,000	290,000	0.28%
Phillip Gerard Narcis	300,000	0.29%	10,000	290,000	0.28%
Soh Kean Tiong	500,000	0.48%	10,000	490,000	0.47%
Abdullah Abbas	500,000	0.48%	10,000	490,000	0.47%
Chuah Sun Tar	200,000	0.19%	10,000	190,000	0.18%
Chin Chon Sheng	200,000	0.19%	10,000	190,000	0.18%
Foo Yong Kang	100,000	0.10%	10,000	90,000	0.09%
TOTAL	105,000,000	100%	300,000	104,700,000	99.71%

(1)	Based on 105,000,000 shares outstanding as of July 7, 2017.

There are no agreements between the Company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

Apart from Wendel Del Rosario Santos, who is our president, Chief Executive Officer and Director, Franz Elioe Narcis, who is our Chief Financial Officer and Director, Hang Chuan Teh, who was our former Chief Operating Officer, Chan Foo Weng and Low Koon Poh, who are our Directors, none of the rest of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or

-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

-	are broker-dealers or affiliated with broker-dealers.

18

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their shares at a fixed price of $0.10 per share for the duration of the offering. Public resale of our Common Stocks under Rule 144 is not available without registering the resale with the SEC because we are a shell company, and Rule 144 is not available for the resale of securities initially issued by shell companies. Although our Common Stock is not listed on a public exchange, we will be filing to obtain a quotation on OTCQB concurrently with the filing of this prospectus. In order to be quoted on OTCQB, a market maker must file an application on our behalf in order to make a market for our Common Stock. As of the date of this registration statement, we plan to engage with a market maker to file an application with FINRA to have our Common Stock quoted on OTCQB. However, there can be no assurance that the application for quotation will be approved by FINRA.

Once a market has developed for our Common Stock, the shares may be sold or distributed from time to time by the selling stockholders, directly to one or more purchasers or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,

●	transactions involving cross or block trades on any securities or market where our Common Stock is trading, market where our Common Stock is trading,

●	through direct sales to purchasers or sales effected through agents,

●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

●	any combination of the foregoing.

In addition, the selling shareholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling shareholders are broker-dealers or affiliates of broker dealers.

We will advise the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling shareholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling shareholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $40,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We have authorized 500,000,000 shares of Common Stock, par value $0.001 per share. As of the date hereof, 105,000,000 shares of our Common Stock are issued and outstanding.

Common Stock

The shareholders of our Common Stock currently have: (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so. Please refer to the Company’s Articles of Incorporation, by-laws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of the Company’s securities.

19

We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the Common Stock in the foreseeable future. Any future dividends will be paid at the discretion of the Board.

If we liquidate or dissolve our business, the shareholders of our Common Stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Preferred Stock

At the direction of our Board of Directors, without any action by the holders of our Common Stock, we may issue one or more series of preferred stock from time to time. Our Board of Directors can determine the number of shares of each series of preferred stock, the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.

Undesignated preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our Common Stockholders. For example, any preferred stock issued may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our Common Stock or may otherwise adversely affect the market price of our Common Stock or any existing preferred stock.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent and Registrar

We have engaged with VStock Transfer LLC as our transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by GBH CPAs, PC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the Common Stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our Common Stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

20

Glocorp, Inc.

21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Glocorp Inc.

Selangor, Malaysia

We have audited the accompanying balance sheets of Glocorp Inc. as of December 31, 2016 and 2015, and the related statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2016 and for the one day ended December 31, 2015. Glocorp Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Glocorp Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the year ended December 31, 2016 and for the one day ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Glocorp Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, Glocorp Inc. has no established source of revenues and has suffered losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
May 12, 2017

F-1

GLOCORP INC.

BALANCE SHEETS

As of December 31, 2016 and 2015

	December 31, 2016	December 31, 2015
ASSETS

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Accounts payable	3,000	-
TOTAL LIABILITIES	3,000	-

STOCKHOLDERS’ DEFICIT
Common stock, $0.001 par value, 500,000,000 authorized shares issued and outstanding: 105,000,000 and 5,000,000 shares, respectively	$105,000	$5,000
Additional paid-in capital	(73,510)	-
Subscription receivable	(10,000)
Accumulated deficit	(24,490)	(5,000)
Total stockholders’ deficit	(3,000)	-

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-	$-

The accompanying notes are an integral part of these financial statements.

F-2

GLOCORP INC.

STATEMENTS OF OPERATIONS

For the year ended December 31, 2016 and for the one day ended December 31, 2015

	December 31, 2016	December 31, 2015
OPERATING EXPENSES
General and administrative	$19,490	$5,000

TOTAL OPERATING EXPENSES	19,490	5,000

NET LOSS	$(19,490)	$(5,000)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	105,000,000	5,000,000

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)	$(0.00)

The accompanying notes are an integral part of these financial statements.

F-3

GLOCORP INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the year ended December 31, 2016 and for one day ended December 31, 2015

	Common Stock			Additional
	Shares	Par Value	Subscription Receivable	Paid-In Capital	Accumulated Deficit	Total
Common shares issued to founders	5,000,000	$5,000	$-	$-	$-	$5,000
Net loss	-	-		-	(5,000)	(5,000)

Balances – 12/31/15	5,000,000	5,000	-	-	(5,000)	-

Shares issued for cash	100,000,000	100,000	(10,000)	(90,000)	-	-
Additional capital contribution	-	-		16,940	-	16,490
Net loss	-	-		-	(19,490)	(19,490)
	105,000,000	$105,000	$(10,000)	$(73,510)	$(24,490)	$(3,000)

The accompanying notes are an integral part of these financial statements.

F-4

GLOCORP INC.

STATEMENTS OF CASH FLOWS

For the year ended December 31, 2016 and for the one day ended December 31, 2015

	December 31, 2016	December 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(19,490)	$(5,000)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	-	5,000
Changes in operating assets and liabilities:
Accounts payable	3,000	-
CASH USED IN OPERATING ACTIVITIES	(16,490)	-

CASH FLOWS FROM FINANCING ACTIVITIES

Capital Contributions	16,490	-
CASH PROVIDED BY FINANCING ACTIVITIES	16,490	-

NET CHANGE IN CASH AND CASH EQUIVALENTS	-	-
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	-	-

CASH AND CASH EQUIVALENTS – END OF PERIOD	$-	$-

SUPPLEMENTAL CASH FLOWS DISCLOSURE:
Cash paid for interest	$-	$-
Cash paid for income tax	$-	$-

The accompanying notes are an integral part of these financial statements.

F-5

GLOCORP INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

Glocorp Inc (the “Company”) was incorporated in the State of Nevada on December 31, 2015. The Company offers online reservation system solutions to hotels. The Company’s operations to date have been limited to offering shares of Common Stock to investors.

Basis of Presentation

The financial statements and accompanying notes to financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in all material respects.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash and cash equivalents as of December 31, 2016.

Stock-based Compensation

The Company estimates the fair value of each stock-based compensation award at the grant date by using Black-Scholes Option Pricing Model. The fair value determined represents the cost of the award and is recognized over the vesting period during which an employee is required to provide service in exchange for the award. As stock-based compensation expense is recognized based on awards ultimately expected to vest. Excess tax benefits, if any, are recognized as additional paid in capital.

Income Taxes

An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2016, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

Earnings (Loss) Per Common Share

Basic earnings (loss) per common share excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the net income of the entity. As of December 31, 2016 and 2015, there are no outstanding dilutive securities.

Foreign Currency

The Company has determined that the functional currency of the Company is U.S. Dollars. Foreign currency transaction gains and losses are included in the statement of operations as other income (expense).

F-6

Subsequent Events

The Company has evaluated all transactions through the financial statement issuance date for subsequent event disclosure consideration.

New Accounting Pronouncements

In April 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, “Compensation – Stock Compensation” (topic 718). The FASB issued this update to improve the accounting for employee share-based payments and affect all organizations that issue share-based payment awards to their employees. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The updated guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those fiscal years. The adoption of this pronouncement did not have a material impact on our financial statements.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” The new guidance provides new criteria for recognizing revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration to which the company expects to be entitled in exchange for those goods or services. The new guidance requires expanded disclosures to provide greater insight into both revenue that has been recognized and revenue that is expected to be recognized in the future from existing contracts. Quantitative and qualitative information will be provided about the significant judgments and changes in those judgments that management made to determine the revenue that is recorded. This accounting standard update, as amended, will be effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. Early adoption is permitted, but no earlier than fiscal 2017. The Company is currently assessing the provisions of the guidance and has not determined the impact of the adoption of this guidance on its financial statements.

In August 2014, the FASB issues ASU 2014-15, Disclosure of Uncertainties about and Entity’s Activities to Continue as a Going Concern. The new standard requires management to assess the company’s ability to continue as a going concern. Disclosures are required if there is substantial doubt as to the company’s continuation as a going concern within one year after the issue date of financial statements. The standard provides guidance for making the assessment including consideration of management’s plans which may alleviate doubt regarding the company’s ability to continue as a going concern. ASU 2014-15 is effective for years beginning after December 15, 2016. The adoption of this pronouncement did not have a material impact on our financial statements.

NOTE 2 – GOING CONCERN

The Company has not yet generated any revenue since its inception and has operating losses of $19,490 for the year ended December 31, 2016. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either debt financing or from the sale of its equity. However, the Company currently has no commitments from any third parties for financing. If the Company is unable to acquire additional financing, it will be required to significantly reduce its current level of operations or cease business.

NOTE 3 – EQUITY

The Company is authorized to issue 500,000,000 shares of common stock.

On December 31, 2015, the Company issued 5,000,000 shares of its common stock to two founders of the Company. These shares were recorded at their fair value of $5,000 as stock-based compensation to the individuals.

During 2016, the Company issued 100,000,000 shares of common stock for proceeds of $10,000. At December 31, 2016, a subscription amount of $10,000 remained as receivable, As of April 18, 2017 the Company has received the $10,000.

F-7

GLOCORP INC.

BALANCE SHEETS

As of March 31, 2017 and December 31, 2016

(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,143	$-
Total Current Assets	5,143

TOTAL ASSETS	$5,143	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)

Accounts payable	$-	$3,000
TOTAL LIABILITIES	-	3,000

STOCKHOLDERS’ EQUITY/(DEFICIT)
Common stock, $0.001 par value, 500,000,000 shares authorized, 105,000,000 shares issued and outstanding	105,000	105,000
Additional paid-in capital	(67,510)	(73,510)
Subscriptions receivable	(4,531)	(10,000)
Accumulated deficit	(27,816)	(24,490)
Total stockholders’ equity/(deficit)	5,143	(3,000)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)	$5,143	$-

The accompanying notes are an integral part of these financial statements.

F-8

GLOCORP INC.

STATEMENTS OF OPERATIONS

For the three months ended March 31, 2017 and 2016

(Unaudited)

	Three months ended March 31,
	2017	2016
OPERATING EXPENSES
General and administrative	$3,326	$12,990

TOTAL OPERATING EXPENSES	3,326	12,990

NET LOSS	$(3,326)	$(12,990)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	105,000,000	5,000,000

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)	$(0.00)

The accompanying notes are an integral part of these financial statements.

F-9

GLOCORP INC.

STATEMENTS OF CASH FLOWS

For the three months ended March 31, 2017 and 2016

(Unaudited)

	Three months ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,326)	$(12,990)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in operating assets and liabilities:
Accounts payable	(3,000)	-
CASH USED IN OPERATING ACTIVITIES	(6,326)	(12,990)

CASH FLOWS FROM FINANCING ACTIVITIES
Subscriptions received	5,469
Capital contributions	6,000
CASH PROVIDED BY FINANCING ACTIVITIES	11,469	-

NET CHANGE IN CASH AND CASH EQUIVALENTS	5,143	-
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	-	-

CASH AND CASH EQUIVALENTS – END OF PERIOD	$5,143	$-

SUPPLEMENTAL CASH FLOWS DISCLOSURE:
Cash paid for interest	$-	$-
Cash paid for income tax	$-	$-
NON CASH INVESTING AND FINANCING ACTIVITIES
Common stock subscribed	$-	$10,000

The accompanying notes are an integral part of these financial statements.

F-10

GLOCORP INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

Glocorp Inc (the “Company”) was incorporated in the State of Nevada on December 31, 2015. The Company offers online reservation system solutions to hotels. The Company’s operations to date have been limited to offering shares of Common Stock to investors.

Basis of Presentation

The financial statements and accompanying notes to financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in all material respects.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company’s cash and cash equivalents as of March 31, 2017 amounted to $5,143.

Stock-based Compensation

The Company estimates the fair value of each stock-based compensation award at the grant date by using Black-Scholes Option Pricing Model. The fair value determined represents the cost of the award and is recognized over the vesting period during which an employee is required to provide service in exchange for the award. As stock-based compensation expense is recognized based on awards ultimately expected to vest. Excess tax benefits, if any, are recognized as additional paid in capital.

Income Taxes

An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of March 31, 2017, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

F-11

Earnings (Loss) Per Common Share

Basic earnings (loss) per common share excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the net income of the entity. As of March 31, 2017 there are no outstanding dilutive securities.

Foreign Currency

The Company has determined that the functional currency of the Company is U.S. Dollars. Foreign currency transaction gains and losses are included in the statement of operations as other income (expense).

Subsequent Events

The Company has evaluated all transactions through the financial statement issuance date for subsequent event disclosure consideration.

New Accounting Pronouncements

In April 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, “Compensation – Stock Compensation” (topic 718). The FASB issued this update to improve the accounting for employee share-based payments and affect all organizations that issue share-based payment awards to their employees. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The updated guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those fiscal years. The adoption of this pronouncement did not have a material impact on our financial statements.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” The new guidance provides new criteria for recognizing revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration to which the company expects to be entitled in exchange for those goods or services. The new guidance requires expanded disclosures to provide greater insight into both revenue that has been recognized and revenue that is expected to be recognized in the future from existing contracts. Quantitative and qualitative information will be provided about the significant judgments and changes in those judgments that management made to determine the revenue that is recorded. This accounting standard update, as amended, will be effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. Early adoption is permitted, but no earlier than fiscal 2017. The Company is currently assessing the provisions of the guidance and has not determined the impact of the adoption of this guidance on its financial statements.

In August 2014, the FASB issues ASU 2014-15, Disclosure of Uncertainties about and Entity’s Activities to Continue as a Going Concern. The new standard requires management to assess the company’s ability to continue as a going concern. Disclosures are required if there is substantial doubt as to the company’s continuation as a going concern within one year after the issue date of financial statements. The standard provides guidance for making the assessment including consideration of management’s plans which may alleviate doubt regarding the company’s ability to continue as a going concern. ASU 2014-15 is effective for years beginning after December 15, 2016. The adoption of this pronouncement did not have a material impact on our financial statements.

F-12

NOTE 2 – GOING CONCERN

The Company has not yet generated any revenue since its inception and has operating losses of $3,326 for the three months ended March 31, 2017. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either debt financing or from the sale of its equity. However, the Company currently has no commitments from any third parties for financing. If the Company is unable to acquire additional financing, it will be required to significantly reduce its current level of operations or cease business.

NOTE 3 – EQUITY

The Company is authorized to issue 500,000,000 shares of common stock.

During 2016, the Company issued 100,000,000 shares of common stock for proceeds of $10,000. At March 31, 2017, a subscription amount of $4,531 remained as receivable. In April 2017, the Company received the remaining $4,531.

F-13

GLOCORP INC.

300,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is ___________.

PART II  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$3.02
Transfer Agent Fees	$-
Accounting fees and expenses	$6,000
Legal fees and expense	$40,000
Miscellaneous	$1,000
Total	$47,003.02

All amounts are estimates other than the SEC’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

To the fullest extent permitted by the laws of the State of Nevada, our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

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Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Nevada on December 31, 2015. In connection with the incorporation, we issued 2,500,000 shares of Common Stock, valued at $0.001 per share, to each of our founders Low Koon Poh and Chan Foo Weng. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended.

In February 2016, we sold through a Regulation S offering a total of 100,000,000 shares of Common Stock to 30 investors, at a price per share of $0.0001 for an aggregate offering price of $10,000. The Common Stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT
NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	Certificate of Amendment
3.3	Bylaws
5.1	Opinion of Counsel.
23.1	Consent of GBH CPAs, PC
23.2	Consent of Counsel (filed as Exhibit 5.1)

Item 17. Undertakings

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Selangor, Malaysia on July 7, 2017.

GLOCORP INC.

By:	/s/ Wendel Del Rosario Santos
Wendel Del Rosario Santos
Chief Executive Officer (Principal Accounting Officer)

By:	/s/ Franz Elioe Narcis
Franz Elioe Narcis
Chief Financial Offcier (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wendel Del Rosario Santos	President, Chief Executive Officer,	July 7, 2017
Wendel Del Rosario Santos	and Director (Principal Executive Officer)

Signature	Title	Date

/s/ Franz Elioe Narcis	Chief Financial Officer and Director	July 7, 2017
Franz Elioe Narcis	(Principal Accounting Officer)

Signature	Title	Date

/s/ Low Koon Poh	Director	July 7, 2017
Low Koon Poh

Signature	Title	Date

/s/ Chan Foo Weng	Director	July 7, 2017
Chan Foo Weng

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